SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2004, IBERIABANK Corporation (the “Registrant”) completed a trust preferred securities financing in the amount of $10.0 million. See Item 2.03 below. In connection with the financing, the Registrant entered into a Junior Subordinated Indenture, a Placement Agreement, a Guarantee Agreement and an Amended and Restated Trust Agreement filed as Exhibits 4, 10.1, 10.2 and 10.3, respectively, to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 20, 2004, the Registrant completed a trust preferred securities financing in the amount of $10.0 million. In the transaction, the Registrant established IBERIABANK Statutory Trust III, a Delaware statutory trust (the “Trust”). The Trust issued and sold $10.0 million of Floating Rate Preferred Securities (the “Preferred Securities”) in a private placement and issued $310,000 of Trust common securities (the “Common Securities”) to the Registrant. The Trust used the proceeds of these issuances to purchase $10,310,000 of the Registrant’s Floating Rate Junior Subordinated Notes due September 20, 2034 (the “Notes”). The interest rate on the Notes and the Preferred Securities is variable and adjustable quarterly at 2.00% over three-month LIBOR. The Notes are the sole assets of the Trust and are subordinate to the Registrant’s senior obligations which excludes, among other things, similar financings that are treated as equity capital for regulatory capital purposes. Concurrently with the issuance of the Notes and the Preferred Securities, the Registrant issued a guarantee related to the trust securities for the benefit of the holders.

The Notes may be redeemed after five years, and sooner in certain specific events, including in the event that the financing is not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. Interest on the Notes may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default.

In association with the financing, on September 20, 2004, the Registrant also completed a $10.0 million interest rate swap with a counter party that pays three-month LIBOR and receives a fixed payment of 397 basis points over the five-year term of the swap agreement. The Registrant paid no origination fees in connection with the financing; the effective cost of the financing after the swap transaction is fixed at 5.97% per annum over the first five years.

On September 21, 2004, the Registrant announced these transactions in a press release filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 8.01	Other Events

On September 20, 2004, the Registrant announced the declaration of a quarterly cash dividend of $0.28 per share, payable on October 15, 2004 to shareholders of record as of September 30, 2004.

The press release announcing the dividend is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 4 -	Junior Subordinated Indenture between the Registrant and Wilmington Trust Company (the “Trustee”), dated as of September 20, 2004.

Exhibit 10.1 -	Placement Agreement among the Registrant, the Trust and SunTrust Capital Markets, Inc., dated as of September 20, 2004.

Exhibit 10.2 -	Guarantee Agreement between the Registrant and the Trustee, dated as of September 20, 2004.

Exhibit 10.3 -	Amended and Restated Trust Agreement among the Registrant, the Trustee and certain Administrative Trustees, dated as of September 20, 2004.

Exhibit 99.1 -	Press Release dated September 21, 2004 announcing trust preferred securities financing.

Exhibit 99.2 -	Press Release dated September 20, 2004 announcing declaration of cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: September 21, 2004	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

4	Junior Subordinated Indenture between the Registrant and Wilmington Trust Company (the “Trustee”), dated as of September 20, 2004.

10.1	Placement Agreement among the Registrant, the Trust and SunTrust Capital Markets, Inc., dated as of September 20, 2004.

10.2	Guarantee Agreement between the Registrant and the Trustee, dated as of September 20, 2004.

10.3	Amended and Restated Trust Agreement among the Registrant, the Trustee and certain Administrative Trustees, dated as of September 20, 2004.

99.1	Press Release dated September 21, 2004 announcing trust preferred securities offering.

99.2	Press Release dated September 20, 2004 announcing declaration of cash dividend.